UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2019

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Verra Mobility Corporation (the “Company”) approved a new bonus plan, the Verra Mobility Annual Incentive Bonus Plan (the “Bonus Plan”), to provide the terms of annual cash bonus opportunities to be granted to certain of the Company’s employees, including the Company’s executive officers. The following summary is qualified in its entirety by the provisions of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Under the Bonus Plan, employees classified by the Company as “manager” level or higher are eligible to receive a cash bonus for a particular fiscal year if the Company, and, depending on the employee, the specific business unit in which the employee works, achieve target levels of Adjusted EBITDA (as defined below) for that fiscal year as established by the Company’s Chief Financial Officer and approved by the Company’s Chief Executive Officer and Board of Directors. If the applicable Adjusted EBITDA targets are achieved, the participant’s bonus opportunity will be determined based on (1) the components and weighting applicable to such participant’s job classification as set forth in the Bonus Plan and (2) the Company’s (and business unit’s, as applicable) actual financial performance against the Adjusted EBITDA and revenue targets. For purposes of the Bonus Plan, “Adjusted EBITDA” means, unless otherwise defined by the Compensation Committee, the Company’s earnings before interest, taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain non-recurring items that the Company does not consider indicative of its ongoing operating performance. The Bonus Plan provides that a participant must be employed by the Company on both the last day of the applicable fiscal year and the date on which the Company pays incentive bonuses under the Bonus Plan for the prior fiscal year in order to be eligible to receive any payment under the Bonus Plan (although the Company has the discretion to pay all or a pro rata portion of the participant’s bonus if the participant is terminated without cause prior to the bonus payment date).

In connection with the adoption of the Bonus Plan, the Compensation Committee also approved the following executive officer target bonus opportunities for the Company’s 2019 fiscal year (expressed in each case as a percentage of the executive’s base salary): David Roberts, Chief Executive Officer – 100%; Patricia Chiodo, Chief Financial Officer – 75%; Vincent Brigidi, Executive Vice President, Commercial Services – 75%; Rebecca Collins, General Counsel – 60%.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Verra Mobility Corporation Annual Incentive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2019	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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